As filed with the Securities and Exchange Commission on ___________

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIENTIFIC INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3826	04-2217279
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 Orville Drive, Suite 102

Bohemia, New York 11716

(631) 567-4700

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Helena Santos

Chief Executive Officer

Scientific Industries, Inc.

80 Orville Drive, Suite 102

Bohemia, New York 11716

(631) 567-4700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John F.F. Watkins, Esq. Reitler Kailas & Rosenblatt LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 209-3050	Robert Charron, Esq. Charles Phillips, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Tel: (212) 370-1300

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ______, 2023

Preliminary Prospectus

Scientific Industries, Inc.

_______ Shares of Common Stock

Underwriter Warrants to purchase ________ Shares of Common Stock

_______ Shares of Common Stock Issuable Upon Exercise of the Underwriter Warrants

This is a firm commitment public offering of _____ shares of common stock, par value $0.05 per share, of Scientific Industries Inc.

 Prior to this offering, there has been a limited public market for our common stock on the OTCQB® Market, or OTCQB. On June 8, 2023, the last reported sale price of our common stock as reported on the OTCQB was $4.50 per share. We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.” No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on the Nasdaq, we will not complete this offering.

We have assumed a public offering price of $___, which represents the last reported sales price of our common stock as reported on the OTCQB on June __, 2023. There is no assurance that this offering will be completed, or as to the terms of this offering. In addition, the closing sales price of our common stock as reported on the OTCQB may not be indicative of the final offering price or market price of our common stock on Nasdaq and there can be no assurance that a trading market will develop for our shares of common stock on Nasdaq. The final public offering price will be determined through negotiation between us and the Underwriter in the offering and the recent market price used throughout this prospectus may not be indicative of the final offering price. In addition, quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1) We have agreed to give the Underwriter a discount equal to 7 percent (7%) of the gross proceeds of this offering. We refer you to "Underwriting" for additional information regarding Underwriter compensation.

We have granted the Underwriter an option to purchase five-year warrants to purchase shares equal to 5.0% of the common stock sold in this offering at the same exercise price and terms of any warrants issued to investors in this offering, however if warrants are not issued to investors in this offering, the exercise price will be 110% of the price of the common stock sold in this offering.

Delivery of the shares of common stock is expected to be made on or about      , 2023.

Sole Managing Underwriter

Craig-Hallum

The date of this prospectus is ____, 2023

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Neither we nor the Underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the Underwriter have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Scientific,” “the Company,” “we,” “us,” “our” and similar references in this prospectus refer to Scientific Industries, Inc.

Overview

Scientific Industries, Inc. is engaged in the design, manufacture, and marketing of standard benchtop laboratory equipment (“Benchtop Laboratory Equipment”), and through our wholly-owned subsidiary, Scientific Bioprocessing Holdings, Inc. (“SBHI”), the design, manufacture, and marketing of bioprocessing systems and products (“Bioprocessing Systems”). SBHI has two wholly-owned subsidiaries – Scientific Bioprocessing, Inc., a Delaware corporation (“SBI”) and aquila biolabs GmbH (“Aquila”), a German corporation. The Company’s products are used primarily for research purposes by universities, pharmaceutical companies, pharmacies, national laboratories, medical device manufacturers, and other industries performing laboratory-scale research.

Operating Segments

The Company views its operations as two segments: the manufacture and marketing of standard Benchtop Laboratory Equipment which includes various types of equipment used for research and sample preparation in university, pharmacy and industrial laboratories sold primarily through laboratory equipment distributors and online; and the development, manufacture and marketing of bioprocessing products.

Our Products

Benchtop Laboratory Equipment. The Company’s Benchtop Laboratory Equipment products consist of mixers and shakers, rotators/rockers, refrigerated and shaking incubators, and magnetic stirrers sold under the “Genie ™” brand, pharmacy and laboratory balances and scales, force gauges, and moisture analyzers under the “Torbal®” brand and automated pill counters under the Vivid® brand. Sales of the Company’s principal product, the Vortex-Genie® 2 Mixer, excluding accessories, represented approximately 38% and 48% of the Company’s total net revenues for the six month transition period ended December 31, 2022 and fiscal year ended June 30, 2022.

The Company’s vortex mixer is used to mix the contents of test tubes, beakers, and other various containers by placing such containers on a rotating cup or other attachments which cause the contents to be mixed at varying speeds. The Company’s additional mixers and shakers include a high-speed touch mixer, a mixer with an integral timer, a cell disruptor, microplate mixers, two vortex mixers incorporating digital control and display, large capacity multi-vessel vortex mixers and a line of various orbital shakers.

The Company also offers various benchtop multi-purpose rotators and rockers, designed to rotate and rock a wide variety of containers, and a refrigerated incubator and incubated shakers, which are multi-functional benchtop environmental chambers designed to perform various shaking and stirring functions under controlled environmental conditions.

The Company’s line of magnetic stirrers includes a patented high/low programmable magnetic stirrer, a four-place high/low programmable magnetic stirrer, a large volume magnetic stirrer, and a four-place general purpose stirrer.

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The Company’s Torbal brand line of products includes pharmacy, laboratory, and industrial digital scales, moisture analyzers, digital scale and automated pill counters utilizing machine vision technology, and force gauges and test stands.

Bioprocessing Systems. SBHI through its two wholly-owned subsidiaries, SBI and Aquila, is also engaged in the design, development, manufacture and marketing of bioprocessing products marketed under the “sbi” brand, principally products incorporating smart sensors, actuators, and state of the art software analytics through a product platform referred to as DOTS. Products offered for sale include the Cell Growth Quantifier (“CGQ”) for biomass monitoring in shake flasks, the Cell Growth Quantifier for Bioreactors (“CGQ BioR”), the Liquid Injection System (“LIS”) for automated feeding in shake flasks, and flow-through cells for pH and DO monitoring together with the DOTS pH and DO Reader, plus the DOTS software.

Our Strategy

Our Benchtop Laboratory Equipment segment comprising the Company’s legacy products plus the weighing and measurement products is stable and profitable, but the Company believes there are greater growth opportunities in our Bioprocessing Systems segment, as part of a large and expanding synthetic biology market sector worldwide. Our acquisition of Aquila in April 2021 was an initial step in this direction, and since then we have concentrated on integration of the Bioprocessing Systems segment and development of new products and technologies and taking steps towards establishing a commercialization strategy of these products, with the initial product launch of our DOTS software platform in September 2022, which is being introduced and sold to existing and new customers, and the hiring of various sales and sales support staff.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain scaled disclosure available to smaller reporting companies.

Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described in the section titled “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock.

Corporate Information

We were incorporated in Delaware on July 2, 1954. Our principal executive offices are located at 80 Orville Drive, Suite 102, Bohemia, New York 11716, and our telephone number is (631) 567-4700. Our website address is www.scientificindustries.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our common stock.

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THE OFFERING

Issuer	Scientific Industries, Inc.
Common stock offered by us	[ ] shares of common stock
Offering price per share	The purchase price for the common stock being sold in this offering is expected to be $ [ ] per share of common stock
Common stock outstanding prior to this offering*	7,003,599 shares of common stock
Common stock to be outstanding immediately after this offering**	[ ] shares of common stock

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $[ ] million based on an assumed public offering price of $[ ] per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, primarily for the commercialization of our Bioprocessing Systems operations.

See “Use of Proceeds” for additional information.

Risk Factors

You should read the section titled “Risk Factors” for a discussion of factors to consider carefully, together with all the other information included in this prospectus, before deciding to invest in our common stock.

Proposed Nasdaq Capital Market listing

Our common stock is currently quoted on the OTCQB Market. We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.” No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on the Nasdaq, we will not complete this offering

*The number of shares of our common stock to be outstanding immediately after this offering is based on 7,003,599 shares of common stock outstanding as of June 20, 2023 and excludes:

•	1,110,810 shares of our common stock issuable upon the exercise of stock options as of June 20, 2023, at a weighted-average exercise price of $8.42 per share;
•	3,422,510 shares of our common stock issuable upon the exercise of warrants as of June 20, 2023; and
•	1,836,613 shares of our common stock that remain available for issuance as of June 20, 2023 under our 2022 Equity Incentive Plan.

**Unless otherwise indicated, all information contained in this prospectus assumes or gives effect to:

•	no exercise of the outstanding options or warrants described above; and
•

no exercise by the Underwriter of its option to purchase warrants to purchase 5% of the common stock sold in this offering as set forth on the cover page of this prospectus, that will be issued to the Underwriter in connection with this offering (the “Underwriter Warrants”).

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RISK FACTORS

Investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risk factors incorporated by reference in this prospectus. Those risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our common stock could decline, and you may lose all or part of your investment.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, important risk factors are identified below that could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to such future periods in any current statements. The Company undertakes no obligation to publicly revise any forward-looking announcements to reflect future events or circumstances.

Risks Relating to Our Financial Position and Need for Additional Capital

We have limited financial resources and we will need to raise substantial additional funding. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product discovery and development programs or commercialization efforts.

In order to be successful with our product development and commercialization programs, principally as it pertains to our bioprocessing sector, we believe that we will need to invest substantial additional capital into such programs in the foreseeable future. We expect our total operating expenses to increase in connection with our ongoing activities, particularly as we increase our emphasis on the bioprocessing sector. We expect to incur significant commercialization expenses related to product sales, marketing, after sales-support, manufacturing, and distribution. We also expect to continue to incur substantial expenses related to development of new products and technologies, primarily related to bioprocessing products. Our ability to conduct additional research and development activities and commercialization efforts are dependent upon the availability of funding.

Accordingly, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. We do not have any committed external source of funds, other than a working line of credit of $300,000 with the Company’s primary bank. Adequate additional financing may not be available to us on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts and on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of bioprocessing or any of our other products. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

Our future funding requirements, both short-term and long-term, will depend on many factors, including: the scope, progress, timing, costs and results of our current and future product candidates; our ability to enter into, and the terms and timing of, any collaborations, licensing or other arrangements; the number of future product candidates that we pursue and their development requirements; the costs and timing of establishing product sales, marketing, distribution and commercial-scale manufacturing capabilities; the effect of competing technological and market developments; our headcount growth and associated costs as we expand our research and development; and the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights including enforcing and defending intellectual property related claims.

Raising additional capital may cause dilution to our then-existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

To the extent that we raise additional capital through the sale of common shares, convertible securities or other equity securities, the ownership interests of the then-existing equity holders may be diluted, and the terms of these securities could include liquidation or other preferences and anti-dilution protections that could adversely affect the rights of the then-existing common stockholders. In addition, debt financing, if available, may result in fixed payment obligations and may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens, redeeming stock or declaring dividends, that could adversely impact our ability to conduct our business. In addition, securing financing could require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from day-to-day activities, which may adversely affect our management's ability to oversee the development of our product candidates.

If we raise additional funds through collaborations or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

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We have a history of losses and will likely incur future losses during the next few years as we attempt to grow and develop our bioprocessing sector.

We incurred net losses of $4,079,400 and $13,668,100 for the six-month transition period ended December 31, 2022 and the fiscal year ended June 30, 2022 (as restated), respectively. As of December 31, 2022, we had an accumulated deficit of $18,398,600. We expect to continue to incur operating losses for the foreseeable future as our expenses related to the growth and expansion of our Bioprocessing Systems operations will exceed revenues expected to be generated. Our Benchtop Laboratory Equipment operations are profitable, but our ability to become and remain profitable on a combined basis depends on our ability to generate additional revenue, and therefore profits, from our Bioprocessing Systems operations. In addition, the Company expects to incur increased corporate expenses due to its expansion and uplisting to Nasdaq, if successful. Because of the uncertainties and risks associated with these activities, we are unable to accurately predict the timing and amount of future revenues, and if or when we might achieve profitability. We may never succeed in these activities and, even if we do, we may never generate revenues that are large enough for us to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, investors’ views of us and, as a result, the value of our Common Stock.

Pursuant to Section 404 of the Sarbanes Oxley Act of 2002 and related rules, our management is required to report on the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we may need to further upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff, and specialists. If material weaknesses or deficiencies in our internal controls exist and go undetected, our financial statements could contain material misstatements that, when discovered in the future could cause us to fail to meet our future reporting obligations and cause the price of our Common Stock to decline.

As previously disclosed in Part I, Item 9A of our Annual Report on Form 10-KT, our management concluded that our internal controls over financial reporting were not effective as of December 31, 2022 due to a material weakness. The material weakness relates to not having adequate controls over the recording of impairment to the Company’s goodwill intangible assets and income tax provision and related valuation allowance against the net, deferred tax assets. Our management is committed to ensuring that our internal controls over financial reporting are designed and operating effectively. Our remediation plan includes, but is not limited to, our development of additional procedures and evaluations with respect to the selection and usage of subject matter experts in regard to experience and qualifications. When fully implemented and operational, we believe the controls we have designed or plan to design will remediate the control deficiency that has led to the material weakness we have identified and strengthen our internal controls over financial reporting. The material weakness will not be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

Limited public market for our common stock and active trading market may never develop or be sustained.

As of June 20, 2023, there were 7,003,599 shares of Common Stock of the Company outstanding, of which 52% are held by the top six stockholders of the Company. The Common Stock of the Company is traded on the Over-the-Counter Bulletin Board and, historically, has been thinly traded. There have been a number of trading days during calendar 2022 and 2023 on which no trades of the Company’s Common Stock were reported. Accordingly, the market price for the Common Stock is subject to great volatility. Concurrent with this offering, we have applied to list our common stock on the Nasdaq Capital Market. However, an active trading market for our common stock may never develop following completion of this offering or, if developed, may not be sustained. The lack of an active trading market may impair the value of the shares of our common stock and stockholders’ ability to sell their shares. An inactive trading market may also impair the Company’s ability to raise capital by selling shares of common stock and to enter into strategic partnerships or other business strategies. Furthermore, even if approved, there is no assurance that the Company will continue to satisfy the continued listing requirements, which could result in the Company being de-listed which could have a negative impact on the price of the Company’s common stock.

Risks Relating to Our Business

The commercial success of our bioprocessing products will largely depend upon attaining significant market acceptance.

Our ability to execute our growth strategy and achieve commercial success in our bioprocessing sector will depend upon the adoption by customers of our products and bioprocessing solutions. We cannot predict how quickly, if at all, our products will be accepted or, if accepted, how frequently they will be used. Our bioprocessing products may never gain broad market acceptance. The market for bioprocessing products is relatively new, subject to rapid innovation and remains uncertain. The degree of market acceptance of any of our products will depend on a number of factors, including the prevalence and severity of any complications associated with our products, the competitive pricing of our products; and the quality of our products meeting customer expectations.

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Failure to achieve or maintain market acceptance and/or market share would limit our ability to generate revenue and would have a material adverse effect on our business, financial condition and results of operations. Further, if we cannot build and maintain strong working relationships with these professionals and seek their advice and input on our product candidates, the development and marketing of our future products could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to obtain and maintain patent and other intellectual property protection for any of our new bioprocessing products, or if the scope of the patent and other intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize any product we may develop may be adversely affected.

The commercial success of our bioprocessing segment will also depend on our ability to obtain and maintain patent, trademark, trade secret and other intellectual property protection of our new bioprocessing products and other technology, methods used to manufacture them and methods of treatment, as well as successfully defending our patent and other intellectual property rights against third-party challenges. It is difficult and costly to protect and enforce intellectual property rights, and we may not be able to ensure the same for every product. Our ability to stop unauthorized third parties from making, using, selling, offering to sell, importing or otherwise commercializing our new organ candidates is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities.

We seek to protect our proprietary position by developing a comprehensive intellectual property portfolio including filing patent applications and obtaining granted patents in the United States and abroad related to our bioprocessing products that are important to our business. If we are unable to obtain or maintain patent protection with respect to a product we may develop, or if the scope of the patent protection secured is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours and our ability to commercialize that product candidate may be adversely affected.

The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue or obtain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors, and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. In addition, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our inventions and the prior art allow our inventions to be patentable over the prior art. Furthermore, publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we were the first to make the inventions claimed in our patents or pending patent applications, or that we were the first to file for patent protection of such inventions.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our business, financial condition, results of operations and growth prospects.

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If we lose the services of key management personnel, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our senior management team The loss of services from any of Ms. Helena Santos, the Company’s President and Chief Executive Officer and Treasurer, Mr. Reginald Averilla, the Company’s Chief Financial Officer, Mr. Robert Nichols, the President of the Company’s Genie Products Division of the Benchtop Laboratory Equipment Operations, Mr. Karl Nowosielski, the President of the Torbal Products Division of the Benchtop Laboratory operations, Mr. Daniel Gruenes, the Chief Executive Officer and President of the Bioprocessing Systems Operations, or Mr. John A. Moore, the Company’s Chairman, or any material expansion of the Company’s operations could place a significant additional strain on the Company’s limited management resources and could be materially adverse to the Company’s operating results and financial condition.

If we lose one or more of our key employees, our ability to implement our business strategy successfully could be seriously harmed. Furthermore, replacing key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to develop, gain marketing approval of and commercialize products successfully.

We rely on highly skilled personnel and, if unable to retain, fully utilize or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. The future success depends on the continued ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of the organization. Competition in the industry for qualified employees is intense, and it is likely that certain competitors will directly target some of our employees. The continued ability to compete effectively depends on the ability to retain and motivate existing employees.

Management may also need to hire additional qualified personnel with expertise in the bioprocessing sector, including with respect to research and testing, formulation and manufacturing and sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies and other emerging entrepreneurial companies, as well as universities and research institutions. Competition for such individuals is intense, and we may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to our success.

Our Company’s future depends heavily on international operations.

The Company’s Bioprocessing Systems Operations is substantially operated out of Germany with the management and the majority of research, manufacturing, marketing, accounting, and administration functions located in its Baesweiler, Germany facility. As a result, the Company’s Bioprocessing Systems Operations is physically located in a different geographical location which could pose inherent risks in systems of internal controls, and is subject to various laws and regulations that differ from those of the parent company in the U.S.

We may not successfully manage any experienced growth.

Our success will depend upon the expansion of our operations and the effective management of any such growthwill place a significant strain on management and on administrative, operational and financial resources. To manage any such growth, management must expand the facilities, augment operational, financial and management systems, and hire and train additional qualified personnel. If management is unable to manage our growth effectively, our business would be harmed.

Our growth strategy is based on certain assumptions as to the bioprocessing market.

We believe that the worldwide upstream bioprocess development technologies total available market is approximately $1.5 billion1, with potential market share for our bioprocessing products of $150 million2. Our estimates of the annual total addressable markets for our products under development are based on a number of internal and third-party estimates, as well as assumed prices at which we can sell our future products. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our product candidates may prove to be incorrect. If the price at which we can sell future products, or the annual total addressable market for our product candidates is smaller than we have estimated, it could have an adverse impact on our business.

___________________________

1 Small Scale Bioreactor Market Analysis Report, Dec. 2021, Coherent Market Insights

2 Internal Estimation of 10% Obtainability

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Dependence on major customers.

Although the Company does not depend on any one single major customer, sales to the top three Benchtop Laboratory Equipment operations customers accounted for a combined aggregate of 36% and 19% of the segment’s total sales for the transition period ended December 31, 2022 and fiscal year ended June 30, 2022 (32% and 17% of its total net revenues for sales for the transition period ended December 31, 2022 and fiscal year ended June 30, 2022).

No representation can be made that the Company will be successful in retaining any of these customers, or not suffer a material reduction in sales, either of which could have an adverse effect on future operating results of the Company.

One benchtop laboratory equipment product accounts for a substantial portion of revenues.

The Company has a limited number of Benchtop Laboratory Equipment products with one product, the Vortex-Genie 2 Mixer, accounting for approximately 43% and 48% of Benchtop Laboratory Equipment sales, for the transition period ended December 31, 2022 and fiscal year ended June 30, 2022 (38% and 42% of total net revenues for the transition period ended December 31, 2022 and fiscal year ended June 30, 2022, respectively).

The Company is a small participant in each of the industries in which it operates.

The Benchtop Laboratory Equipment industry is a highly competitive mature industry. Although the Vortex-Genie 2 Mixer has been widely accepted, the annual sales of the Benchtop Laboratory Equipment products ($4,608,900 for the transition period ended December 31, 2022 and $9,981,100 for fiscal year ended June 30, 2022) are significantly lower than the annual sales of many of its competitors in the industry. The principal competitors are substantially larger with much greater financial, production and marketing resources than the Company. There are constant new entrants into the vortex mixer market, including those offering products imported from China, which the Company is unable to compete with on price. The Torbal line of products is also a small market participant in its industry with significant competition from well-known brands.

The Company’s Bioprocessing Systems operations is a participant in the laboratory-scale sector of the larger bioprocessing products industry, which is dominated by several companies that are significantly larger, and the Company’s bioprocessing operations are still in the start-up phase of operations.

The Company’s ability to grow and compete effectively depends in part on its ability to develop and effectively market new products.

The Company continuously invests in the development and marketing of new Benchtop Laboratory Equipment products, including the Torbal line of products, with a view to increase revenues and reduce the Company’s dependence on sales of the Vortex-Genie 2 Mixer. However, gross revenues derived from non-Vortex-Genie Benchtop Laboratory Equipment products including Torbal products amounted to only $1,478,100 (32% of the segment’s sales and 28% of total revenues) for the transition period ended December 31, 2022 and $4,804,700 (48% of the segment’s sales and 42% of total revenues) for fiscal year ended June 30, 2022. The segment’s ability to compete will depend upon the Company’s success in continuing to develop and market new laboratory equipment and scales as to which no assurance can be given.

The Company relies heavily on distributors and their catalogs to market the majority of its Benchtop Laboratory Equipment Genie products, as is customary in the industry. Accordingly, sales of new products are heavily dependent on the distributors’ decision to include and retain a new product in their catalogs and on their websites. It may be at least 24 to 36 months between the completion of development of a product and the distribution of the catalog in which it is first offered; furthermore, not all distributors feature the Company’s products in their catalogs.

The success of the Company’s Bioprocessing Systems operations will depend heavily on its ability to successfully develop, produce, and market new products. Commencing in the last quarter of fiscal year ended June 30, 2019, the Company began to commit substantial resources to its Bioprocessing Systems operations in the form of employees, materials, supplies, marketing, and facilities to accelerate its product development efforts and marketing activities. Bioprocessing products are of a complex nature in an industry that the Company has not traditionally operated in and have taken much longer to develop than previously anticipated. In addition, they will be subject to beta testing and adoption by end users, which could result in design and/or production changes which could further delay development time. On April 29, 2021, the Company acquired Aquila in an effort to accelerate development of its bioprocessing products. The Company continues to incur substantial product development costs related to its Bioprocessing Operations.

No assurance can be given that the Company will be successful with its new product development or that its sales and marketing programs will be sufficient to develop additional commercially feasible products which will be accepted by the marketplace, or that any distributor will include or retain any new Company products in its catalogs and websites.

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Exchange rates — The Company is exposed to foreign exchange rate risk.

Substantially all of the Company’s sales are in US dollars. As a result of the acquisition of Aquila in April 2021, the Company is subject to foreign exchange rate risk, both transactional and translational, which may negatively affect our financial performance. Transactional foreign exchange exposures result from exchange rate fluctuations, including in respect of the U.S. dollar and the Euro. Translational foreign exchange exposures result from exchange rate fluctuations in the conversion of the entity’s functional currency to U.S. dollars, consistent with the Company’s reporting currency, and may affect the reported value of the Company’s assets and liabilities and its income and expenses. In particular, the Company’s translational exposure may be impacted by movements in the exchange rate between the Euro against the U.S. dollar.

The Company may be subject to general economic, political and social factors.

Orders for the Company’s products depend in part, on the customer’s ability to secure funds to finance purchases, especially government funding for research activities. Availability of funds can be affected by budgetary constraints. Factors including a general economic recession, a European crisis, slowdown in Asian economies, or a major terrorist attack may have a negative impact on the availability of funding including government or academic grants to potential customers. Please also see the separate COVID-19 pandemic related discussion in this “Risk Factors” section below.

Sales to overseas customers, including sales in China, accounted for approximately 34% and 42% of the Company’s net revenues for the six-month transition period ended December 31, 2022 and fiscal year ended June 30, 2022. The high value of the U.S. dollar relative to foreign currencies can have a negative impact on sales because the Company’s products, which are paid in U.S. dollars, become more expensive to overseas customers.

The ongoing tariffs have not had a material impact on the Company, other than slightly higher component costs which the Company has been able to manage through alternative sources and passing on some of the increases through price increases. The current situation with inflationary pressures and higher transportation costs is resulting in significantly higher costs for some of the Company’s components. Continuation of tariffs and/or increased trade tensions and inflationary pressures could have a negative effect on the Company’s future gross margins, if the Company is unable to pass such cost increases to its customers.

The Company may be adversely affected by global health pandemics, including the COVID-19 Pandemic.

The challenges posed by the COVID-19 pandemic on the global economy began to take effect and impact the Company’s operations at the end of the third quarter of the year ended June 30, 2020. At that time, the Company took appropriate action and put plans in place to diminish the effects of COVID-19 on its operations, enabling the Company to continue to operate with minor or temporary disruptions to its operations. The Bioprocessing Systems Operations’ Pittsburgh facility was shut down temporarily due to state mandates, however, the impact on operations was immaterial, and the Company has been able to retain its employees without furloughs or layoffs, in part, due to the Company’ receipt of two loans under the Federal Government’s Paycheck Protection Program (“PPP”). The Bioprocessing Systems Operations’ German operation, which was acquired on April 29, 2021, was negatively impacted in its ability to secure new orders because Aquila had historically relied on face-to-face meetings at trade shows for its sales opportunities. While it has participated in virtual trade shows, management believes that certain sales opportunities are lost as a result. The Company has not experienced and does not anticipate any material impact on its ability to collect its accounts receivable due to the nature of its customers, which are primarily distributors of laboratory equipment and supplies which have benefitted from the Pandemic due to the nature of the products and have the ability to pay. The Company has not experienced and does not anticipate any material impairment to its tangible and intangible assets, system of internal controls, or delivery and distribution of its products as a result of COVID-19, however the ultimate impact of COVID-19 on the Company’s business, results of operations, financial condition and cash flows is dependent on future developments, including the duration or worsening of the COVID-19 pandemic or another future pandemic, and the related length of its impact on the global economy, which are uncertain and cannot be predicted at this time.

The Company is heavily dependent on outside suppliers for the components of its products.

The Company purchases most of its components from outside suppliers and relies on a few suppliers for some components, mostly due to cost considerations. Most of the Company’s suppliers, including its U.S. vendors, produce the components directly or indirectly in overseas factories, and orders are subject to long lead times and potential other risks related to production in a foreign country, such as current and potential future tariffs. To minimize the risk of supply shortages, the Company keeps more than normal quantities on hand of the critical components that cannot easily be procured or, where feasible and cost effective, purchases are made from more than one supplier. The Company also seeks to mitigate the effect of the tariffs on its component costs through supplier negotiations, however, alternate suppliers are not always feasible for various reasons including complexity and cost of toolings. A shortage of components or vendor inability to deliver due to shipping and cargo issues could halt production and have a material negative effect on the Company’s operations.

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The Company’s ability to compete depends in part on its ability to secure and maintain proprietary rights to its products.

The Company has no patent protection for its principal Benchtop Laboratory Equipment product, the Vortex-Genie 2 Mixer, or the Torbal products other than the VIVID pill counter, and it has limited patent protection on a few other Benchtop Laboratory Equipment products. There are several competitive products available in the marketplace possessing similar technical specifications and design.

The Company’s patents related to its Bioprocessing Systems Operations pertaining to non-invasive sensor technology, which it licensed from University of Maryland Baltimore County, expired in August 2021.

As discussed above in detail, the Company’s Bioprocessing Operations through its Aquila division holds several patents in Europe and the US related to its products and underlying technology, and has several patent applications pending in Europe and the United States of America, and sublicenses from third parties on a regular basis additional technology needed for its product development.

There can be no assurance that any patent issued or licensed to the Company provides or will provide the Company with competitive advantages or will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar products or design around the Company’s patents. Any of the foregoing activities could have a material adverse effect on the Company. Moreover, enforcement by the Company of its patent or license rights may require substantial litigation costs.

We do not intend to pay dividends on our common stock, so any returns will be limited to increases, if any, in our stock’s value. Your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our common stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Any return to stockholders will therefore be limited to the appreciation in the value of their stock, if any.

Risks Relating to this Offering

There has been limited public market for our common stock and an active public market may never develop, which could cause our common stock to trade at a discount and make it difficult for holders of our common stock to sell their shares.

Prior to this offering, there has been a limited public market for our common stock on the OTCQB® Market, or OTCQB. The Company intends to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.” No assurance can be given that our application will be approved and there can be no assurance that an active trading market for our common stock will develop or, if one develops, be maintained. If an active public market for our common stock does not develop, or is not maintained, it may be difficult for you to sell our common stock at a price that is attractive to you or at all. The Company will negotiate the public offering price per share of common stock with the representatives of the underwriter and therefore that price may not be indicative of the market price of our common stock after this offering. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock. The market price for our common stock may fall below the public offering price. In addition, the market price of our common stock may fluctuate significantly.

Future sales of shares by existing stockholders could cause our share price to decline.

Sales of substantial amounts of our common stock in the public market following this offering and the Underwriter Warrants, or the perception that these sales could occur, may cause the market price of our common stock to decline. Upon completion of this offering and the Underwriter Warrants, we will have [_______] outstanding shares of common stock. All of the shares sold pursuant to this offering will be immediately tradable without restriction under the Securities Act, unless held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining shares of common stock will be “restricted securities” within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject to applicable volume, means of sale, holding period and other limitations of Rule 144 or pursuant to an exemption from registration under the Securities Act, subject to any restrictions on unvested shares issued under our share incentive plans and subject to the terms of the lock-up agreements described below. The Underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements entered into in connection with this offering. See “Underwriting.”

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Our executive officers and directors have agreed with the underwriter to a “lock-up,” meaning that, subject to certain exceptions, we, our executive officers and directors and our direct affiliates will not dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the underwriter. Following the expiration of this 180-day lock-up period, [ ] shares of common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144 and subject to any restrictions on unvested shares issued under our share incentive plan. Such sales may not be subject to the volume, manner of sale, holding period and other limitations of Rule 144. As resale restrictions end, the market price of our common stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.

In the future, we may issue additional shares of common stock or other securities convertible into or exchangeable for shares of our common stock. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our common stock to decline.

Investors in this offering will experience immediate and substantial dilution of $       per share.

Based on the public offering price of $       per share (the assumed offering price set forth on the cover of this prospectus), purchasers of our common stock in this offering will experience an immediate and substantial dilution of $       per share in the as adjusted net tangible book value per share of common stock from the public offering price, and our pro forma as adjusted net tangible book value as of March 31, 2023 after giving effect to this offering would be $       per share. This dilution is due in large part to earlier investors having paid substantially less than the public offering price when they purchased their shares. See “Dilution”.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a small public company, we may be slow to attract research coverage and the analysts who publish information about our common stock will have had relatively little experience with us or our business and products, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates and expectations. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

Provisions in our corporate charter documents and under Delaware law could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and our bylaws could discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. As our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions provide, among other things, that:

•	our board of directors is divided into three classes, Class A, Class B and Class C, with each class serving staggered three-year terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	our board of directors may alter certain provisions of our amended and restated bylaws without obtaining stockholder approval; and

•	stockholders must provide advance notice and additional disclosures to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain voting control of our shares.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference herein may contain “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The Company and its representatives may from time to time make written or oral forward-looking statements with respect to the Company’s annual or long-term goals, including statements contained in its filings with the Securities and Exchange Commission (“SEC”) and in its reports to stockholders.

The words or phrases "will likely result", “will be”, “will”, "are expected to", "will continue to", "is anticipated", "estimate", "project" or similar expressions identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our current estimates and assumptions and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus, the documents incorporated by reference herein, and the documents filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $[ ] million, based on an assumed public offering price of $[ ] per share as set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed public offering price of $[ ] per share would increase (decrease) the net proceeds to us from this offering by $[ ] million, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million in the number of shares of common stock offered by us, as set forth on the cover of this prospectus, would increase (decrease) the net proceeds to us by $[ ] million, assuming an public offering price of $[ ] per share as set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents as follows:

•	Approximately 90% for our Bioprocessing Operations segment research and development and product commercialization costs including inventory, manufacturing, sales, marketing, and administration; and
•	Approximately 10% for corporate expenses related to increased corporate governance, financial reporting, and regulatory compliance.

This expected use of the net proceeds from this offering, and the sufficiency of such net proceeds to fund certain of our operations, represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Our management will have broad discretion over the use of the net proceeds from this offering, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

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Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the OTCQB Market under the symbol “SCND.” The following table sets forth the low and high bid quotations at the end of each quarter for the current fiscal year ending December 31, 2023, the six-month transition period ended December 31, 2022 and the fiscal year ended June 30, 2022, as reported by the National Association of Securities Dealers, Inc. Electronic Bulletin Board. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

For Fiscal Quarter Ended	Low Bid($)	High Bid($)
09/30/21	4.99	10.80
12/31/21	5.00	7.50
03/31/22	5.51	6.50
06/30/22	4.73	6.13
09/30/22	4.95	6.00
12/31/22	5.17	6.00
03/31/23	4.93	5.50

As of June 20, 2023, there were 253 stockholders of record of our common stock.

We have not declared or paid any cash dividends on our common stock since December 2018. We intend to retain any future earnings and do not expect to pay dividends in the foreseeable future.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of March 31, 2023 was $11,320,300, or $1.62 per share of common stock based on 7,003,599 shares of common stock outstanding as of such date. Our historical net tangible book value represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding as of March 31, 2023.

After giving effect to the issuance and sale of [ ] shares of common stock in this offering at an assumed public offering price of $[ ] per share as set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2023 would have been $[ ], or $[ ] per share. This represents an immediate increase/decrease in pro forma as adjusted net tangible book value of $[ ] per share to our existing stockholders and an immediate dilution of $[ ] per share to new investors purchasing shares of our common stock in this offering. We determine dilution per share to new investors by subtracting our pro forma as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$
Historical net tangible book value per share as of March 31, 2023
Decrease in historical net tangible book deficit per share attributable to pro forma transactions and other adjustments described above
Pro forma net tangible book value per share as of March 31, 2023
Increase in pro forma net tangible book value per share attributable to new investors participating in this offering
Pro forma as adjusted net tangible book value per share after this offering
Dilution per share to new investors participating in this offering	$

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Each $1.00 increase (decrease) in the assumed public offering price of $      as set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value per share after this offering by $       per share and the dilution per share to new investors participating in this offering by $       per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table set forth, as of March 31, 2023, on a pro forma as adjusted basis as described above, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid, or to be paid, by existing stockholders and by new investors purchasing common stock in this offering at the assumed public offering price of $       per share as set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased			Total Consideration			Average Price per Share
	Number	Percent		Amount	Percent
Existing stockholders	$		%	$		%	$
New Investors
Total	$		%	$		%	$

The consideration paid to us by existing stockholders before this offering would be $       million, or approximately   % of the total consideration, and the consideration paid to us by new investors participating in this offering would be $       million, or approximately     % of the total consideration.

The foregoing discussion and tables are based on (other than the historical net tangible book value calculation) are based on _____ shares of common stock outstanding as of _____, 2023, which gives effect to the pro forma transactions described above, and excludes:

•	____shares of our common stock issuable upon the exercise of stock options as of _____, 2023, at a weighted-average exercise price of $___ per share;
•	______shares of our common stock issuable upon the exercise of warrants as of _____, 2023; and
•	________shares of our common stock that remain available for issuance as of ______, 2023 under our 2022 Equity Incentive Plan.

To the extent that stock options or warrants are exercised, new stock options are issued under our stock incentive plans, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements.

The following discussion and analysis should be read in conjunction with our consolidated financial statements that are included elsewhere in this prospectus or incorporated by reference. Certain statements contained in this report are not based on historical facts but are forward-looking statements that are based upon various assumptions about future conditions. Actual events in the future could differ materially from those described in the forward-looking information. Numerous unknown factors and future events could cause such differences, including but not limited to, product demand, market acceptance, success of marketing strategy, success of expansion efforts, impact of competition, adverse economic conditions, and other factors affecting the Company’s business that are beyond the Company’s control, which are discussed elsewhere in this report. Consequently, no forward- looking statement can be guaranteed. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.  See “Cautionary Note Regarding Forward-Looking Statements”.

Overview.

Scientific Industries, Inc., a Delaware corporation (“SI” and along with its subsidiaries, the “Company”, “we”, “our”), is engaged in the design, manufacture, and marketing of standard benchtop laboratory equipment (“Benchtop Laboratory Equipment”), and through its wholly-owned subsidiary, Scientific Bioprocessing Holdings, Inc., a Delaware corporation (“SBHI”), the design, manufacture, and marketing of bioprocessing systems and products (“Bioprocessing Systems”). SBHI has two wholly-owned subsidiaries – Scientific Bioprocessing, Inc., a Delaware corporation (“SBI”), and aquila biolabs GmbH, a German corporation (“Aquila”). The Company’s products are used primarily for research purposes by universities, pharmaceutical companies, pharmacies, national laboratories, medical device manufacturers, and other industries performing laboratory-scale research. Until November 30, 2020, the Company was also engaged in the design, manufacture and marketing of customized catalyst research instruments through its wholly-owned subsidiary, Altamira Instruments, Inc, a Delaware corporation (“Altamira”). On November 30, 2020, the Company sold significantly all of Altamira’s assets and Altamira’s operations were discontinued.

The Company’s Board of Directors approved the change in the Company’s fiscal year end to December 31 from June 30, effective November 9, 2022. As a result of this change, the consolidated financial statements include the Company’s financial results for the six-month transition period of July 1, 2022 through December 31, 2022. The information for the six months ended December 31, 2021 is presented for comparative purposes only and is unaudited.

On April 12, 2023, the Company, together with the Audit Committee of the Company's Board of Directors (the "Audit Committee") reached a determination that the Company’s consolidated audited financial statements as of and for the fiscal year ended June 30, 2022 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and the Company’s consolidated unaudited financial statements as of and for the quarter period ended September 30, 2022 included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC, collectively the “Non-Reliance Periods”, should no longer be relied upon because of material misstatements contained in those consolidated financial statements. The Company’s management and the Audit Committee discussed the matters with Macias Gini & O'Connell LLP (“MGO”), the Company’s independent registered public accounting firm, and determined to restate its consolidated audited financial statements for the Non-Reliance Periods. During the preparation of its audited financial statements for the six-month transition period from July 1, 2022 to December 31, 2022, the Company identified an error in the assessment of a full valuation allowance against the consolidated net deferred tax asset and in addition, the Company identified an error in the use of future projections and weighted average cost of capital used in the annual goodwill impairment testing of the Company’s Bioprocessing Systems segment. Upon further analysis of the errors, the Company has determined that it should have allocated a full valuation allowance to the consolidated net deferred tax asset and applied a goodwill impairment charge to the Bioprocessing Systems reporting unit in the fiscal year ended June 30, 2022.

The Company’s results are from the Benchtop Laboratory Equipment operations and the Bioprocessing Systems operations. The Company realized a loss from continuing operations before income tax benefit of $4,073,100 for the six month period ended December 31, 2022 compared to $2,853,600 for the six month period ended December 31, 2021 (unaudited), and $11,281,700 for fiscal year ended June 30, 2022 (as restated) compared to a loss of $4,055,000 for fiscal year ended June 30, 2021, primarily due to increased operating expenses of its Bioprocessing Systems operations due to its expansion and integration following the acquisition of Aquila in April 2021. These expenses include significant amounts for product development, sales and marketing costs, and non-cash compensation expense related to stock options and depreciation and amortization, partially offset by the profits generated by the Benchtop Laboratory Equipment operations.  The results for the fiscal year ended June 30, 2022 (as restated), reflected a non-cash goodwill impairment charge of $4,280,100 to the goodwill of the Bioprocessing Systems Operations.

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The challenges posed by the COVID-19 pandemic on the global economy affected the Company with minor or temporary disruptions to its operations. The Company took appropriate action and put plans in place to diminish the effects of COVID-19 on its operations, by implementing the Center for Disease Control’s guidelines for employers in order to protect the Company’s employees’ health and safety, with actions such as implementing work from home, social distancing in the workplace, requiring self-quarantine for any employee showing symptoms, wearing face coverings, and training employees on maintaining a healthy work environment. In fiscal years ended June 30, 2020 and fiscal 2021, the Company received loans from the Paycheck Protection Program (the “PPP”) administered by the U.S. Small Business Administration, all of which were repaid or forgiven through the fiscal year ended June 30, 2022. The Company has not experienced and does not anticipate any material impact on its ability to collect its accounts receivable due to the nature of its customers. The Company experienced some delays from its supply chain which caused delayed delivery of some products, however this is deemed temporary and does not affect the Company’s major product, the Vortex-Genie 2. The extent to which the COVID-19 outbreak ultimately impacts the Company’s business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and actions to curtail the virus, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may experience a significant impact to its business as a result of the global economic impact of COVID-19, including any economic downturn or recession that has occurred or may occur in the future. As a result of the impact of COVID-19 on capital markets, the availability, amount, and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors. The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

Results of Operations.

Six Month Transition Period Ended December 31, 2022 compared to the Six Month Period Ended December 31, 2021 (Unaudited)

Net revenues for the six month period ended December 31, 2022 decreased $520,800 (9.0%) to $5,237,800 from $5,758,600 for six month period ended December 31, 2021 (unaudited) , reflecting a decrease of approximately $422,200 in net sales in the Benchtop Laboratory Equipment operations. The Benchtop Laboratory Equipment sales of the Torbal division products increased to $1,478,000 from $1,245,300 for the six month periods ended December 31, 2022 and 2021 (unaudited), partially offset by decreased sales of the Genie division products to $1,973,800 from $2,417,000 for the six month periods ended December 31, 2022 and 2021 (unaudited). The increased sales of the Torbal division products benefitted from increased sales of its VIVID automated pill counter, while the decreased sales of the Genie division products reflected a post COVID-19 normalization sales from the Vortex-Genie 2 product, which had benefitted from sales for testing laboratories during the COVID-19 pandemic. The remaining $98,600 decrease in net revenues for the six month period ended December 31, 2022 is primarily attributable to the Bioprocessing Systems Operations exclusion of royalty fees from sublicensed patents and technology under a license agreement which expired in August 2021, offset with new product sales from the new DOTS platform of bioprocessing products introduced during the current six month period ended December 31, 2022.

The gross profit percentage for the six-month period ended December 31, 2022 decreased to 44.3% from 50.7% for the six month period ended December 31, 2021 (unaudited), due primarily to increased materials, labor, and fixed overhead for the Benchtop Laboratory Equipment Operations, and the absence of royalties in the current year period for the Bioprocessing Systems Operations.

General and administrative expenses for the six-month period ended December 31, 2022 decreased by $173,100 (6.1%) to $2,658,800 compared to $2,831,900 for the six-month period ended December 31, 2021 (unaudited) due primarily to the consolidation of operations in the Bioprocessing Systems Operations within the Pittsburgh, Pennsylvania and Baesweiller, Germany facilities.

Selling expenses for the six-month period ended December 31, 2022 increased by $406,200 (20.9%) to $2,349,000 from $1,942,800 for the six-month period ended December 31, 2021 (unaudited), primarily due to a increase in sales and marketing expenses incurred by the Bioprocessing Systems Operations and by the Benchtop Laboratory Equipment operations principally due to increased sales and marketing expenses for the Torbal Division’s VIVID automated pill counter.

Research and development expenses for the six-month period ended December 31, 2022 decreased $121,000 (8.0%) to $1,395,800 from $1,516,800 for the six-month period ended December 31, 2021 (unaudited), due to the reduction in the use of high-cost external consultants and consolidation of operations in the Bioprocessing Systems Operations within the Pittsburgh, Pennsylvania and Baesweiller, Germany facilities.

Total other income, net for the six-month periods ended December 31, 2022 and 2021 (unaudited) was $63,900 and $515,600, respectively. The decrease was due primarily to the $433,700 forgiveness of the second PPP loan received by the Company within the six-month period ended December 31, 2021 (unaudited).

The Company reflected income tax expense for continuing operations of $0 for the six month period ended December 31, 2022 compared to income tax benefit of $737,700 for the six month period ended December 31, 2021 (unaudited).  The income tax expense for the six month period ended December 31, 2022 includes a $1,302,600 tax benefit, fully offset by a valuation allowance of $1,302,600 against the change of net deferred tax assets due to the uncertainty that the net deferred tax assets will not be fully realized in the future.

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As a result of the foregoing, the Company recorded a loss from continuing operations of $4,073,100 for the six-month period ended December 31, 2022 compared to a loss from continuing operations of $2,116,300 for the six-month period ended December 31, 2021 (unaudited).

The Company reflected net loss from discontinued operations of $6,300 for the six-month period ended December 31, 2022, compared to a net income of $11,000 for the six-month transition period ended December 31, 2021 (unaudited), which is primarily due to loss on the sale of the majority of Altarmira’s assets during the fiscal year ended June 30, 2021.

As a result of the above, the Company recorded a net loss of $4,079,400 for the six-month period ended December 31, 2022 compared to a net loss of $2,105,300 for the six-month period ended December 31, 2021 (unaudited).

Year Ended June 30, 2022 (As Restated) compared to Year Ended June 30, 2021

Net revenues for fiscal year ended June 30, 2022 increased $1,625,300 (16.6%) to $11,400,500 from $9,775,200 for fiscal year ended June 30, 2021, reflecting an increase of approximately $937,500 in net sales of Benchtop Laboratory Equipment operations. The Benchtop Laboratory Equipment sales of Genie brand products increased year-over-year to $7,517,200 from $6,931,900 for fiscal year ended June 30 2022 and 2021, respectively. Torbal® brand product sales totaled $2,463,900 and $2,111,700 for fiscal year ended June 30 2022 and 2021, respectively, primarily due to increased sales of its automated VIVID pill counter. Approximately $687,800 of the increase in net revenues for fiscal year ended June 30 2022 is primarily attributable to inclusion of a full fiscal year of Aquila sales as compared to two months of Aquila sales contribution in fiscal 2021, which sales were attributable to Aquila’s bioprocessing products including the CGQ for Biomass monitoring in shake flasks, the LIS for automated feeding in shake flasks, and a line of coaster systems and flow-through cells for pH and DO monitoring.

The gross profit percentage for fiscal year ended June 30, 2022 of 50.3% approximated fiscal 2021’s gross profit percentage of 50.9%.

General and administrative expenses for fiscal year ended June 30, 2022 increased by approximately $1,788,100 (44.4%) to $5,816,600 compared to $4,028,500 for fiscal year ended June 30, 2021 due primarily to compensation-related costs resulting from stock option grants and increased administrative costs from the Bioprocessing Systems operations.

Selling expenses for fiscal year ended June 30, 2022 increased approximately $278,900 (6.9%) to $4,310,800 from $4,031,900 for fiscal year ended June 30, 2021, primarily due to increased sales and marketing expenses incurred by the Bioprocessing Systems operations for sales and marketing personnel, sales and marketing activities.

Research and development expenses increased $1,249,500 (76.9%) to $2,873,300 for fiscal year ended June 30, 2022 compared to $1,623,800 for fiscal year ended June 30, 2021, due to increased product development expenditures by the Bioprocessing Systems operations.

As referenced in the “Explanatory Note” preceding Item 1 in our Annual Report on Form 10-KT, during the preparation of its audited financial statements for the six-month transition period from July 1, 2022 to December 31, 2022, the Company identified an error in the use of future projections and weighted average cost of capital used in the annual goodwill impairment testing of the Company’s Bioprocessing Systems segment. As a result of the annual goodwill impairment analysis, the Company determined the carrying value of the Bioprocessing Systems reporting unit exceeded its fair value and therefore the associated goodwill was impaired. Upon further analysis of the error, the Company determined that a goodwill impairment charge to the Bioprocessing Systems segment should have been applied in the fiscal year ended June 30, 2022. As a result of restating the fiscal year ended June 30, 2022 consolidated financial statements, the Company recorded a goodwill impairment charge of $4,280,100 to the goodwill of the Bioprocessing Systems reporting unit as the excess of carrying value over fair value was higher than the recorded amount of goodwill for the reporting unit. There was no goodwill impairment charge for fiscal year ended June 30, 2021.

Total other income, net was $262,400 for fiscal year ended June 30, 2022 compared to $653,800 in fiscal year ended June 30, 2021. The decrease was due primarily to the increase in unrealized loss in investment securities of $233,700 offset by the $433,700 forgiveness of the second PPP loan received by the Company, compared to fiscal year ended June 30, 2021 that was due primarily to the $531,100 forgiveness of the first PPP loan received by the Company and increased interest income resulting from increased investment securities balances.

The Company reflected income tax expense for continuing operations of $2,390,800 for fiscal year ended June 30, 2022 compared to income tax benefit of $945,000 for fiscal year ended June 30, 2021. As referenced in Item (Explanatory Note) in our Annual Report on Form 10-KT, as a result of the restated consolidated financial statements for the year ended June 30, 2022, the Company recorded a full valuation allowance of $5,116,000 against the consolidated net deferred tax asset as the Company determined the net deferred tax assets which includes net operating loss carry-forwards and other tax credits, are more likely not to be realized and their for the Company recorded of full valuation allowance. The full valuation allowance of $5,116,000 was offset by a income tax benefit of $2,717,200. In the event that in the future the Company changes the determination as to the amount of deferred tax assets that can be realized, the Company will adjust the valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

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As a result of the foregoing, the Company recorded a loss from continuing operations of $13,672,500 for fiscal year ended June 30, 2022 compared to a loss from continuing operations of $3,110,000 for fiscal year ended June 30, 2021.

The Company reflected net income from discontinued operations of $4,400 for fiscal year ended June 30, 2022, compared to a net loss of $562,500 for fiscal year ended June 30, 2021, which is primarily due to loss on the sale of the majority of Altamira’s assets during fiscal year ended June 30, 2021.

As a result of the above, the Company recorded a net loss of $13,668,100 for fiscal year ended June 30 2022 compared to a net loss of $3,672,500 for fiscal year ended June 30, 2021.

Three Month Period Ended March 31, 2023 (unaudited) compared to the Three Month Period Ended March 31, 2022(unaudited)

The Company’s results reflect those of the Benchtop Laboratory Equipment Operations and the Bioprocessing Systems Operations. The Company realized a loss from continuing operations before income tax benefit of $2,371,900 for the three months ended March 31, 2023 compared to a $1,844,600 loss before income tax benefit for the three months ended March 31, 2022, mainly due to the decreased royalty revenue and increased operating expenses of its Bioprocessing Systems Operations, and increased Corporate expenses, compared to the prior year same quarter.

Revenue

Net revenues for the three months ended March 31, 2023 decreased $59,500 (2.1%) to $2,805,400 from $2,864,900 for the three months ended March 31, 2022, driven primarily by lower revenues of Bioprocessing Systems Operations of $207,100, due to the absence of royalty revenue in the current year period, partially offset by an increase of $147,600 in revenues of the Benchtop Laboratory Equipment Operations driven by increased sales of Torbal digital scales. Sales of Torbal brand products amounted to approximately $865,500 for the three months ended March 31, 2023 compared to $580,100 in the prior year same quarter.

Gross profit

The gross profit percentage for the three months ended March 31, 2023 and 2022, was 47.7% and 54%, respectively. The 6.3% decrease is due primarily to lower gross margin percentage for the Bioprocessing Systems Operations resulting from the absence of royalty revenue in the current year period, and to a lower extent, increases in material, labor and overhead in the Benchtop Laboratory Equipment Operations.

General and administrative

General and administrative expenses for the three months ended March 31, 2023 and 2022, were $1,569,300 and $1,610,400, respectively. The decrease of $41,100 (2.5%) is due primarily to the consolidation of operations in the Bioprocessing Systems Operations within the Pittsburgh, Pennsylvania and Baesweiller, Germany facilities.

Selling

Selling expenses for the three months ended March 31, 2023 and 2022, were $1,444,800 and $1,054,000, respectively. The increase of $390,800 (37.1%) is due primarily to the increased direct hire of sales and marketing employees in the Bioprocessing Systems Operations compared to prior period and increase in online marketing expenditures in the Benchtop Laboratory Equipment Operations as compared to prior period.

Research and development

Research and development expenses for the three months ended March 31, 2023, and 2022, were $791,500 and $624,500, respectively. The increase of $167,000 (26.7%) is, due primarily to the increased direct hire of research and development employees in the Bioprocessing Systems Operations and increased research and development expenditures related to the VIVID automated pill counter in the Benchtop Laboratory Equipment Operations as compared to prior period.

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Other income (expense), net

Other income (expense), net, for the three months ended March 31, 2023 and 2022, were $95,700 and ($102,300), respectively. The increase is due primarily to the increased unrealized gain and interest income on investment securities, partially offset by the decrease in realized loss on investment securities during the current quarter period.

Income tax

Income tax benefit for the three months ended March 31, 2023, and 2022, was $0 and $317,200, respectively. The income tax expense for the three month period ended March 31, 2023 includes a $1,032,000 income tax benefit which was offset against a full valuation allowance of $1,032,000 to the change of net deferred tax assets due to the uncertainty that the net deferred tax assets will not be fully realized in the future.

BUSINESS

General. Incorporated in 1954, Scientific Industries, Inc., a Delaware corporation (“SI” and along with its subsidiaries, the “Company”), is engaged in the design, manufacture, and marketing of standard benchtop laboratory equipment (“Benchtop Laboratory Equipment”), and through its wholly-owned subsidiary, SBHI, the design, manufacture, and marketing of bioprocessing systems and products (“Bioprocessing Systems”). SBHI has two wholly-owned subsidiaries – SBI and Aquila. The Company’s products are used primarily for research purposes by universities, pharmaceutical companies, pharmacies, national laboratories, medical device manufacturers, and other industries performing laboratory-scale research. Until November 30, 2020, the Company was also engaged in the design, manufacture and marketing of customized catalyst research instruments through its wholly-owned subsidiary, Altamira Instruments, Inc, a Delaware corporation (“Altamira”). On November 30, 2020, the Company sold substantially all of Altamira’s assets and Altamira’s operations were discontinued.

Transition Period. On November 4, 2022, the Board of Directors approved the change of the Company’s fiscal year end from June 30 to December 31 of each year. In accordance with the applicable rules of the Securities Exchange Act of 1934, as amended, the Company filed a transition report on Form 10-KT with respect to the six-month transition period beginning July 1, 2022 and ended December 31, 2022 within the time period prescribed by the Securities and Exchange Commission. The Company’s 2023 fiscal year commenced on January 1, 2023.

Operating Segments. The Company views its operations as two segments: the manufacture and marketing of standard Benchtop Laboratory Equipment which includes various types of equipment used for research and sample preparation in university, pharmacy and industrial laboratories sold primarily through laboratory equipment distributors and online; and the design, development, manufacture and marketing of bioprocessing products, principally products incorporating smart sensors and state of the art software analytics, sold primarily on a direct basis through the Company’s internal sales force.

Products.

Benchtop Laboratory Equipment. The Company’s Benchtop Laboratory Equipment products consist of mixers and shakers, rotators/rockers, refrigerated and shaking incubators, and magnetic stirrers sold under the “Genie ™” division, and pharmacy and laboratory balances and scales, force gauges, automated pill counters and moisture analyzers under the “Torbal®” division. Sales of the Company’s principal product, the Vortex-Genie® 2 Mixer, excluding accessories, represented approximately 38% and 48% of the Company’s total net revenues for the six-month period ended December 31, 2022 and for the fiscal year ending June 30, 2022 (“fiscal 2022”).

The Company’s vortex mixer is used to mix the contents of test tubes, beakers, and other various containers by placing such containers on a rotating cup or other attachments which cause the contents to be mixed at varying speeds. The Company’s additional mixers and shakers include a high-speed touch mixer, a mixer with an integral timer, a cell disruptor, microplate mixers, two vortex mixers incorporating digital control and display, large capacity multi-vessel vortex mixer and a line of various orbital shakers.

The Company also offers various benchtop multi-purpose rotators and rockers, designed to rotate and rock a wide variety of containers, and a refrigerated incubator and incubated shakers, which are multi-functional benchtop environmental chambers designed to perform various shaking and stirring functions under controlled environmental conditions.

The Company’s line of magnetic stirrers includes a high/low programmable magnetic stirrer, a four-place high/low programmable magnetic stirrer, a large volume magnetic stirrer, and a four-place general purpose stirrer.

The Company’s Torbal® division line of products includes pharmacy, laboratory, and industrial digital scales, moisture analyzers, mechanical and VIVID® automated pill counters, force gauges and test stands.

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Bioprocessing Systems. SBHI, through its two wholly-owned subsidiaries, SBI and Aquila, is engaged in the design, development, manufacture and marketing of bioprocessing products, principally products incorporating smart sensors and state of the art software analytics. Products include the Cell Growth Quantifier (“CGQ”) for Biomass monitoring in shake flasks, the Cell Growth Quantifier for Bioreactors (“CGQ BioR”), the Liquid Injection System (“LIS”) for automated feeding in shake flasks, and flow-through cells for pH and DO monitoring together with the DOTS pH and DO Reader and analytical software marketed under the DOTS platform. The Company, through SBI, also sublicensed certain patents and technology it holds relating to bioprocessing products exclusively under a license with the University of Maryland, Baltimore County (“UMBC”), for which it received royalties for patents that expired in August 2021.

Product Development. The Company designs and develops substantially all of its products. Company personnel formulate plans and concepts for new products and improvements or modifications of existing products. The Company engages outside consultants to augment its internal engineering capabilities in areas such as industrial and electronics design.

Major Customers. Sales to three customers, principally of the Vortex-Genie 2 Mixer, represented 32% and 17% of total net revenues for the six-month period ended December 31, 2022 and for fiscal 2022, respectively. The three customers also represented 36% and 19% of Benchtop Laboratory Equipment product sales, for the six-month period ended December 31, 2022 and for fiscal 2022, respectively.

Marketing.

Benchtop Laboratory Equipment. The Company’s Benchtop Laboratory Equipment products sold under the “Genie” brand are generally distributed and marketed through an established network of domestic and overseas laboratory equipment distributors who sell the Company’s products through websites, printed catalogs and sales force. In general, due to the reliance on sales through distribution, it takes two to three years for a new Genie brand Benchtop Laboratory Equipment product to begin generating meaningful sales.

The Company’s “Torbal®” brand weighing products are primarily marketed and sold online, and primarily on a direct basis, with only a few distributors. The Company’s VIVID® brand, automated pill counter is sold through two exclusive distributors in North America. The Company markets its products through online and trade publication advertising, brochures and catalogs, the Company’s websites, one sales manager in the U.S., a consultant in Europe and, when practicable, attendance at industry trade shows.

Bioprocessing Systems. The Company’s Bioprocessing Systems products are marketed under a newly created marketing category “Digitally Simplified Bioprocessing” through a direct sales force consisting of ten sales professionals and application scientists plus one distribution manager. Sales are supported via marketing through websites, content creation, application notes, mailings, trade shows, online marketing campaigns, and membership in various public/private research partnerships.

Assembly and Production. The Company has facilities in Bohemia, New York and Orangeburg, New York where it conducts the Benchtop Laboratory Equipment operations. The Company also has a shared-office administration facility in Pittsburgh, Pennsylvania and its primary operating facility in Baesweiller, Germany, where it conducts the Bioprocessing Systems operations. The Company’s production operations principally involve assembly of components supplied by various domestic and international independent suppliers.

Patents, Trademarks and Licenses.

The Company holds several patents relating to its benchtop laboratory products which include a United States patent which expired in November 2022 on the MagStir Genie® and on the MultiMagStir Genie®, another patent that relates to its Vortex-Genie Pulse which expires in January 2036, and a patent relating to Torbal’s VIVID® automated pill counter which expires in March 2039.

The Company’s Bioprocessing Systems operations’ Aquila subsidiary holds three US patents relating to bioprocessing which expire between 2035 and 2038. In addition, Aquila holds several European and German patents and Patent Cooperation Treaty (the “PCT”) patents, and has several other patent applications pending in the United States, Europe, and under the PCT.

The Company does not anticipate any material adverse effect on sales of its patented products following the expiration on any of its patents resulting in the loss of patent protection.

The Company has various proprietary trademarks, including aquila biolabs (in Germany), Bead Genie®, Disruptor Beads™, Disruptor Genie®, DOTS, Enviro-Genie®, Genie™, Genie Temp-Shaker™, Incubator Genie™, MagStir Genie®, MegaMag Genie®, MicroPlate Genie®, MultiMagStir Genie®, Multi-MicroPlate Genie®, Orbital Genie®, QuadMag Genie®, Rotator Genie®, Roto-Shake Genie®, Torbal®, TurboMix™, VIVID®, and Vortex-Genie®, each of which it considers important to the success of the related product. The Company also has several trademark applications pending with the United States Patent and Trademark Office. No representation can be made that any application will be granted or as to the protection that any existing or future trademark registration may provide.

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The Company held an exclusive license from UMBC with respect to rights and know-how under a United States patent held by UMBC related to disposable sensor technology, which the Company further sublicensed on an exclusive basis to a German company, and non-exclusive rights related to the use of the technology with vessels of sizes ranging from 250 milliliters to 5 liters. Net total license fees paid or accrued to the Company under this license for fiscal year 2022 and fiscal year 2021 amounted to $337,700 and $560,000, respectively. This patent and the Company’s related license expired in August 2021.

Foreign Sales. The Company’s sales to overseas customers, principally in Asia and Europe, accounted for approximately 34% and 42% of the Company’s net revenue for the six-month period ended December 31, 2022 and for fiscal 2022, respectively. Payments were primarily in United States dollars and were therefore not subject to risks of currency fluctuation, foreign duties and customs.

Seasonality. The Company does not consider its business to be seasonal.

Backlog. The Company’s Benchtop Laboratory Equipment operations experienced supply chain disruptions causing delayed delivery of some products to its customers, and production inefficiencies. The Company had a total backlog in benchtop equipment orders of approximately $745,200, $677,400 as of December 31, 2022 and June 30, 2022, respectively. There was no significant backlog for the Bioprocessing Systems operations.

Competition. Most of the Company’s principal competitors are substantially larger and have greater financial, production and marketing resources than the Company. Competition is generally based upon technical specifications, price, and product recognition and acceptance. The Company’s main competition for its Benchtop Laboratory Equipment products derives from private label brand mixers offered by laboratory equipment distributors in the United States and Europe and products exported from China.

The Company’s major competitors for its Genie brand Benchtop Laboratory Equipment are Henry Troemner, Inc. (a private label supplier to the two largest laboratory equipment distributors in the U.S. and Europe), IKA-Werke GmbH & Co. KG, a German company, Benchmark Scientific, Inc. (a United States importer of China-produced products), and Heidolph Instruments GmbH, a German company. The Company’s main competitors for its Torbal® brand products are Ohaus Corporation, an American company, A&D Company Ltd., a Japanese company, Adam Equipment Co., Ltd., a British company, and Avery Weigh-Tronix, an American company for its VIVID® brand automated pill counters.

The major competitors for the Company’s Bioprocessing Systems products are ABER Instruments (United Kingdom), Hamilton (USA), Optek (Germany) and PreSens GmbH (Germany).

Research and Development. The Company incurred research and development expenses, the majority of which related to its Bioprocessing Systems operations, of $1,395,800 and $2,873,300 for the six-month period ended December 31, 2022 and for fiscal 2022. The Company expects that research and development expenditures in the fiscal year ended December 31, 2023 will continue to increase reflecting increased product development efforts for the Bioprocessing Systems operations and investment in new VIVID pill counting products.

Government and Environmental Regulation. The Company’s products and claims with respect thereto have not required approval of the Food and Drug Administration or any other governmental authority. The Company’s manufacturing operations, like those of the industry in general, are subject to numerous existing and proposed, if adopted, federal, state, and local regulations to protect the environment, establish occupational safety and health standards and cover other matters. The Company believes that its operations are in compliance with existing laws and regulations and the cost to comply is not significant to the Company.

Employees. As of June 20, 2023, the Company employed 84 persons (34 for the Benchtop Laboratory Equipment operations, and 50 for the Bioprocessing Systems operations, of whom 36 were located in Germany) of whom 78 were full-time, including its executive officers. The Company augments its internal staff with outside consultants as deemed necessary. None of the Company’s employees are represented by any union.

Restatement of Previously Issued Consolidated Financial Statements.  On April 12, 2023, the Company’s management and the Audit Committee of the Company's Board of Directors (the "Audit Committee") reached a determination that the Company’s consolidated audited financial statements as of and for the fiscal year ended June 30,22 2022 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and the Company’s consolidated unaudited financial statements as of and for the quarter period ended September 30, 2022 included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC, collectively the “Non-Reliance Periods”, for the Non-Reliance Periods, should no longer be relied upon because of material misstatements contained in those consolidated financial statements. The Company’s management and the Audit Committee discussed the matters with Macias Gini & O'Connell LLP (“MGO”), the Company’s independent registered public accounting firm, and determined to restate its consolidated audited financial statements for the Non-Reliance Periods. The misstatements are described in detail in Notes 19 and 20 of the Notes to the Consolidated Financial Statements included in Part II, Item 8, Financial Statements and Supplementary Data, within our Annual Report on Form 10-KT.

Available Information. The Company’s reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with, or furnished to, the Securities and Exchange Commission (the “SEC” or the “Commission”), including amendments to such reports, are available on the SEC’s website that contains such reports, proxy and information statements, and other information regarding companies that file electronically with the Commission. This information is available at www.sec.gov. In addition, all the Company’s public filings can be accessed through the Company’s website at https://www.scientificindustries.com/sec-filings.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock that the selling stockholders may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our amended certificate of incorporation and our amended and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law, or DGCL, may also affect the terms of our common stock. If we so indicate in a prospectus supplement, the terms of any security offered under that prospectus supplement may differ from the terms we describe below.

Our amended certificate of incorporation provides for one class of common stock. Our authorized capital stock consists of 20,000,000 shares of common stock. As of June 20, 2023, we had outstanding 7,003,599 shares of common stock, held by 253 stockholders of record. As of June 20, 2023, we also had outstanding options to acquire 1,110,810 shares of our common stock with a weighted average exercise price of $8.42 per share. In addition, as of June 20, 2023, there were warrants outstanding for the purchase of an aggregate of 3,422,510 shares of common stock with a weighted average exercise price of $8.98 per share. Further, as of June 20, 2023, 1,836,613 shares of our common stock are available for issuance pursuant to awards made under the Scientific Industries, Inc. 2022 Stock Option Plan, as amended.

Voting Rights

Under our amended certificate of incorporation, each share of our common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of our common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock.

Dividends

The holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time. We have not paid cash dividends on our common stock since December 14, 2018. We do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as the board of directors deems relevant.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares of our common stock. All outstanding shares of our common stock are, and all shares of our common stock offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

Our common stock is listed on the OTCQB Market under the symbol “SCND.”  We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.”

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street, New York, New York 10004.

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Certain Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of our common stock outstanding will be able to elect all of our directors. Our amended certificate of incorporation and amended and restated bylaws provide that only our board of directors, president or secretary, or the holders of 66 2/3 percent in interest of the stockholders entitled to vote may call a special meeting of stockholders.

Our amended certificate of incorporation also provides that a “Subject Transaction” with a “Related Party” requires the approval of the holders of 80% of the Company’s voting stock, unless (i) the Subject Transaction is approved by 2/3 of our Board of Directors and (ii) our stockholders receive at least $6.00 per share. A Subject Transaction is (i) a merger or consolidation of the Company, (ii) the sale, lease, exchange, transfer or other disposition of all or substantially all the assets of the Company, or (ii) the sale, lease, exchange, transfer or other disposition of any assets to the Company in exchange for voting securities, unless (i) the value of such assets is less than $1,000,000 (ii) the voting securities issued by the Company constitute less than 20% of the aggregate voting securities of the Company. A Related Person is a stockholder (or group of stockholders that are required under the Securities Exchange Act of 1934, as amended, to file a Form 13D or Form 13G) that is the beneficial owner of 5% or more of the voting securities of the Company.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitation of Liability and Indemnification

We have adopted provisions in our amended certificate of incorporation that limit or eliminate the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Section 102(b)(7) of the DGCL, provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended certificate of incorporation and our amended and restated bylaws provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

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In addition, we have entered and intend to continue to enter into separate indemnification agreements with certain of our directors and executive officers that are, in some cases, broader than the specific indemnification provisions provided by Delaware law and our charter documents, and may provide additional procedural protection. These agreements will require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and

•	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

Underwriter Warrants

The following summary of certain terms and provisions of the Underwriter Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Underwriter Warrant for a complete description of the terms and conditions of the Underwriter Warrant.

Duration and Exercise Price

Each Underwriter Warrant offered hereby will have an initial exercise price equal to $_____ per share of common stock (110% of the public offering price per share of common stock). The Underwriter Warrants will be immediately exercisable and will expire five years from the commencement of sales in this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Underwriter Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Underwriter Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Underwriter Warrant up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Underwriter Warrants and in accordance with the rules and regulations of the SEC.

Cashless Exercise

If, at the time a holder exercises its Underwriter Warrants, a registration statement registering the issuance of the shares of common stock underlying the Underwriter Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Underwriter Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Underwriter Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

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Transferability

Subject to applicable laws, an Underwriter Warrant may be transferred at the option of the holder upon surrender of the Underwriter Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Underwriter Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Underwriter Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Underwriter Warrants will be extremely limited. We plan to list the common stock issuable upon exercise of the Underwriter Warrants on the Nasdaq Capital Market.

 Right as a Stockholder

Except as otherwise provided in the Underwriter Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Underwriter Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Underwriter Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Underwriter Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Underwriter Warrants will be entitled to receive upon exercise of the Underwriter Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Underwriter Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Underwriter Warrants have the right to require us or a successor entity to redeem the Underwriter Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Underwriter Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, the holders of the Underwriter Warrants have the right to require us or a successor entity to redeem the Underwriter Warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Underwriter Warrant on the date of the consummation of the fundamental transaction.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Although we will apply for listing on Nasdaq, we cannot assure you that our application will be approved or that there will be an active public market for our common stock.

All shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act or any shares subject to lock-up agreements. Shares purchased by our affiliates would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

The remaining shares of common stock outstanding after this offering, excluding any shares sold pursuant to our Selling Stockholders Registration Statements on Form S-1 (Registration No. 333-258468 and Registration No. 333-265281), are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, each of which is summarized below.

We may issue shares of common stock from time to time as consideration for future licensing transactions, investments or other corporate purposes and the number of shares of common stock that we may issue may also be significant. We may also grant registration rights covering those shares of common stock issued in connection with any such transaction. See “Registration Rights” below.

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Lock-Up Agreements

In connection with this offering, certain of our stockholders and our directors and executive officers have agreed with the Underwriter that, subject to certain customary exceptions, without the prior written consent of the Underwriter, they will not, for 180 days immediately following the closing of this offering (the “Lock-Up Period”), (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, our common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive our common stock; (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction is to be settled by delivery of common stock or other securities, in cash or otherwise; (c) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into, exercisable or exchangeable for our common stock; or (d) publicly disclose the intention to do any of the foregoing. The Underwriter may, in its sole discretion, permit any such transactions during the Lock-Up Period in whole or in part and at any time, with or without notice.

Upon the expiration of the Lock-Up Period, substantially all of the shares subject to such lock-up restrictions will become eligible for sale, subject to the limitations discussed above.

 Rule 144

Rule 144, as currently in effect, generally provides that, as we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who is not deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our capital stock proposed to be sold for at least six months is entitled to sell such our securities in reliance upon Rule 144 without complying with the volume limitation, manner of sale or notice conditions of Rule 144.

Rule 144 also provides that a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned our securities that are proposed to be sold for at least six months is entitled to sell such securities in reliance upon Rule 144 within any three month period beginning 90 days after the date of this prospectus a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our capital stock then outstanding, which will equal ☑ shares immediately after the completion of this offering; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of our securities made in reliance upon Rule 144 by a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days are also subject to the current public information, manner of sale and notice conditions of Rule 144.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been one of our affiliates during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus through the underwriter listed below. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased. Craig-Hallum Capital Group LLC is the sole underwriter.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC
Total

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The underwriter has advised us that they propose to offer the shares of common stock to the public at a price of $     per share. The underwriter proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $      per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The shares sold in this offering are expected to be ready for delivery on or about _______, 2023, against payment in immediately available funds.

The table below summarizes the underwriting discounts that we will pay to the underwriter. In addition to the underwriting discount, we have agreed to reimburse up to $125,000 of the fees and expenses of the underwriter, which includes the fees and expenses of counsel to the underwriter, in connection with this offering. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses and fees, to us	$	$

(1) The underwriter shall receive an underwriting discount of 7% of the aggregate gross proceeds hereunder.

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $    . This includes $125,000 of fees and expenses of the underwriter which are payable by us.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock, or any securities convertible into or exercisable or exchangeable into shares of common stock, subject to certain exceptions, for a period of 180 days after the closing of this offering unless we obtain prior written consent of the underwriter. Consent may be given at any time without public notice, and the underwriter may consent in their sole discretion. In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, our directors and officers may not sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus without first obtaining the written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion.

Underwriter Warrants

We have also agreed to issue to the representative or its designees at the closing of this offering, warrants to purchase a number of shares of common stock equal to 5.0% of the number of shares sold in the offering. The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, during the five year period commencing on the closing date of this offering. The Underwriter Warrants will be exercisable at a price equal to 110.0% of the public offering price per share. The Underwriter Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Pursuant to FINRA Rule 5110(g), the Underwriter Warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

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Right of First Refusal

For a period of twelve (12) months from the closing of this offering, the representative will have an irrevocable right of first refusal to act as lead placement agent (in the case of a private offering), lead managing underwriter (in the case of a public offering), or as lead financial advisor (in the case of a sale transaction of assets of the Company or any asset of the Company with a value of $4.0 million) on terms customary to the representative.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions. Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

Other Relationships

The underwriter and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectus supplements electronically. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing on OTCQB

Our common stock is listed on OTCQB Market under the symbol “SCND”. We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.”

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus is being passed upon for us by Reitler Kailas & Rosenblatt LLP, New York, New York.  The Underwriter has been represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Scientific Industries, Inc. as of December 31, 2022 have been incorporated herein by reference and in the registration statement in reliance on the report of Macias Gini & O’Connell LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Additionally, the consolidated financial statements of Scientific Industries, Inc. as of June 30, 2022 and for the periods then ended have been incorporated herein by reference and in the registration statement in reliance on the report of Nussbaum Berg Klein & Wolpow, CPAs LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

This prospectus constitutes part of a registration statement on Form S-1 filed under the Securities Act with respect to the shares of common stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and web site of the SEC referred to above. You may also access our filings with the SEC on our web site is located at http://www.scientificindustries.com. The information contained on our web site is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-KT for the transition period from July 1, 2022 to December 31, 2022, filed with the SEC on April 17, 2023;

•	our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023;

•	our Current Report on Form 8-K filed with the SEC on April 17, 2023;

•	our Current Report on Form 8-K filed with the SEC on June 14, 2023;

•	our Annual Report on Form 10-K for the fiscal year ended June 30 2022 filed with the SEC on September 28, 2022; and

•	the description of our common stock contained on Form 8-A, filed with the SEC approximately in December 1954, including any amendments or reports filed for the purpose of updating the description.

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In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Scientific Industries, Inc.

80 Orville Drive, Suite 102

Bohemia, New York 11716

Attn: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

Copies of the documents incorporated by reference may also be found on our website at www.scientificindusties.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of and should not be construed as being incorporated by reference into, this prospectus.

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______ Shares

Common Stock

Craig- Hallum

PROSPECTUS

, 2023

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee FINRA filing fee Initial Nasdaq Capital Market listing fee Blue sky qualification fees and expenses Printing and engraving expenses	$
Accounting Fees and Expenses	$
Legal Fees and Expenses Transfer agent and registrar fees and expenses	$
Miscellaneous Fees and Expenses	$

Total	$

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended certificate of incorporation as currently in effect provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Our amended and restated bylaws as currently in effect provide for the indemnification of officers and directors acting on our behalf if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

In addition, we have entered into separate indemnification agreements with certain of our executive officers and directors. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Sale of Common Stock and Warrant - March 2, 2022

On March 2, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 549,456 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 274,727 shares of common stock (the “Warrant Shares”), at an offering price of $5.50 per share, for a total consideration of $3,000,008. The closing under the Purchase Agreement occurred on March 2, 2022, and the Company intends to use the net proceeds from the sale of the securities for working capital needs.

Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $5.50 per share. The Warrants are immediately exercisable and expire five years from their date of issuance. If at any time commencing 12 months from the Closing Date, but before the expiration of the Warrant, the volume weighted average pricing of the Company’s common stock exceeds $11.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) for each of thirty consecutive trading days, then the Company may, at any time in its sole discretion, call for the exercise of the Warrant, in its entirety.

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors to have the Shares and Warrant Shares included in a registration statement to be prepared and filed with the Securities and Exchange Commission within 90 days of the closing date, so as to permit the registered resale of the Shares and the Warrant Shares. Under the Registration Rights Agreement, the Company shall use its best efforts to have such registration statement declared and maintained effective for a period of one (1) year following the initial date of effectiveness. In addition, the holders of at 200,000 of the shares eligible for registration under the Registration Rights Agreement shall have the right (up to two times), exercisable at any time prior to March 2. 2027, to request that the Company file with the Securities and Exchange Commission a registration statement for all or part of such shares beneficially owned by the holders of such shares.

The sale of the Shares and Warrants was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

Sale of Common Stock and Warrant – June 18, 2021

On June 18 , 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 2,000,000 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 1,000,000 shares of common stock (the “Warrant Shares”), at an offering price of $4.75 per share, for a total consideration of $9,500,000. The closing under the Purchase Agreement occurred on June 18, 2021, and the Company intends to use the net proceeds from the sale of the securities for working capital needs of its Bioprocessing Systems Operations.

Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $9.50 per share. The Warrants are immediately exercisable and expire five years from their date of issuance. If at any time commencing 12 months from the Closing Date, but before the expiration of the Warrant, the volume weighted average pricing of the Company’s common stock exceeds $19.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) for each of thirty consecutive trading days, then the Company may, at any time in its sole discretion, call for the exercise of the Warrants, in their entirety.

The Company also entered into Amendment No. 1 to Registration Rights Agreement dated June 18, 2021 (the “Amendment”) with the Investors, pursuant to which the Investors were allowed to become a party to the Registration Rights Agreement dated April 29, 2021 (the “Registration Rights Agreement”) and have the Shares and Warrant Shares included in a registration statement to be prepared and filed with the Securities and Exchange Commission so as to permit the registered resale of the Shares and the Warrant Shares. Under the Registration Rights Agreement, as amended, the Company shall use its best efforts to have such registration statement declared effective for a period of one (1) year following the initial date of effectiveness. In addition, the holders of at least twenty per cent (20%) of the shares eligible for registration under the Registration Rights Agreement, as amended, shall have the right, exercisable at any time prior to April 29, 2026, to request that the Company file with the Securities and Exchange Commission a registration statement for all or part of such shares beneficially owned by the holders of such shares. Each of the Investors executed and delivered to the Company a Joinder Agreement pursuant to which such Investor agreed to become a party to the Registration Rights Agreement, as amended.

The sale was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

Stock Options and Common Stock Issuances

Since July 1, 2021, the Company granted stock options under our 2012 Stock Option Plan to purchase an aggregate of 663,439 shares of our common stock, net of cancellations at a weighted-average exercise price of $9.69 per share, to certain employees, consultants and directors. The Company granted stock options under the 2022 Plan to purchase an aggregate of 60,000 shares of our common stock, net of cancellations at a weighted-average price of $6.84 per share, to certain employees.

Securities Act Exemptions

We deemed the grants of stock options and issuances of common stock upon exercise of such options described above under “—Stock Options and Common Stock Issuances” to be exempt from registration under the Securities Act in reliance on Rule 701 of the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

The sale of the 2021 Shares and 2021 Warrants was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

The sale of the 2022 Shares and 2022 Warrants was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3(a)

Certificate of Incorporation of the Company as amended (incorporated by reference to Exhibit 1(a-1) to the Company's General Form for Registration of Securities on Form 10 filed with the SEC on February 14, 1973)

3(b)

Certificate of Amendment of the Company’s Certificate of Incorporation, as filed on January 28, 1985 (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1985)

3(c)

By-Laws of the Company, as restated and amended (incorporated by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed on January 6, 2003 and Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed on December 5, 2007).

3(d)	Second Amended and Restated By-Laws of Scientific Industries, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 10, 2020 and incorporated by reference thereto).
3(e)

Certificate of Amendment of the Company’s Certificate of Incorporation, as filed on June 21, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 21, 2021).

3(f)

Certificate of Amendment of Certificate of Incorporation of Scientific Industries, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on June 21, 2021 and incorporated by reference thereto).

3(g)

Certificate of Amendment of Certificate of Incorporation of Scientific Industries, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 25, 2022 and incorporated by reference thereto).

4.1	Specimen Common Stock certificate of Scientific Industries, Inc. (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-188209)).
4.2

Form of Warrants issued by the Company on June 18, 2020 to the Purchasers listed in that certain Securities Purchase Agreement dated as of June 18, 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

4.3

Form of Warrants issued by the Company on April 29, 2021 to the Purchasers listed in that certain Securities Purchase Agreement dated as of April 28, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

4.4

Form of Warrants issued by the Company on June 18, 2021 to the Purchasers listed in that certain Securities Purchase Agreement dated as of June 18, 2021(incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021)

4.5

Form of Warrants issued by the Company on March 2, 2022 to the Purchasers listed in that certain Securities Purchase Agreement dated as of March 2, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022)

4.6

Registration Rights Agreement, dated as of April 29, 2021, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

4.7

Amendment No. 1 to Registration Rights Agreement, dated as of June 18, 2021, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.1A to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

4.8

Registration Rights Agreement, dated as of March 2, 2022, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022)

4.9	Form of Joinder Agreement (incorporated by reference to Exhibit 4.1B to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021)
5.1	Opinion of Reitler Kailas & Rosenblatt LLP*
10.1

Securities Purchase Agreement, dated as of June 18, 2020, by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

10.2

Securities Purchase Agreement, dated as of April 28, 20203 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

10.3

Securities Purchase Agreement, dated as of June 18, 2021 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021)

10.4

Securities Purchase Agreement, dated as of March 2, 2022 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022)

23.1	Consent of Macias Gini & O’Connell, CPAs LLP**
23.2	Consent of Nussbaum Berg Klein & Wolpow, CPAs LLP **
23.3	Consent of Reitler Kailas & Rosenblatt LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page of this Registration Statement)*
107	Filing Fee Table**

* To be filed by amendment ** Filed herewith

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on this 23rd day of June, 2023.

SCIENTIFIC INDUSTRIES, INC.

By:	/s/ Helena R. Santos
Name:	Helena R. Santos
Title:	President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Helena R. Santos and John A. Moore, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Helena R. Santos	President, Chief Executive Officer and Treasurer	June 23, 2023
Helena R. Santos
/s/ Reginald Averilla	Chief Financial Officer	June 23, 2023
Reginald Averilla
/s/ John A. Moore	Chairman of the Board	June 23, 2023
John A. Moore

/s/ Marcus Frampton		June 23, 2023
Marcus Frampton	Director

/s/ Christopher Cox		June 23, 2023
Christopher Cox	Director
/s/ Dr. Juergen Schumacher
Dr. Juergen Schumacher	Director	June 23, 2023

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